UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2006

                             Konigsberg Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                 000-51594              98-0455906
            -------                ----------              ----------
(State or other jurisdiction      (Commission            (IRS Employer
     of incorporation)            File Number)        Identification No.)

       30-70 East Beaver Creek Rd., Richmond Hill, Ontario, Canada L4B 3B2
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               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (905) 882-7044

                   90 Reynolds St., Oakville, Ontario, L6J 3K2
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
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In  October  2006,  we  sold  80,000 shares of our restricted common stock to an individual in consideration for $48,000, or $0.60 per share, in connection with the individual's entry into an offshore subscription agreement. We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S"), for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

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In  October  2006,  we  sold 345,834 shares of our restricted common stock to an entity in consideration for $207,500, or $0.60 per share, in connection with the entity's entry into an offshore subscription agreement. We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S"), for the above issuance since the issuance was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONIGSBERG CORPORATION
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By: /s/ Adam Cegielski
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Adam Cegielski
Chief Executive Officer
Dated: October 16, 2006

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